SUB-ITEM 77Q1(E)

The Investment Advisory Agreement dated January 1, 2012, by and between MFS Variable Insurance Trust II, on behalf of its series of shares, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 49 to the Registration Statement for MFS Variable Insurance Trust II (File Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 26, 2012 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.